Exhibit 10.2
SEPARATION AGREEMENT

This Separation Agreement (“Agreement”) is made by and between Sharda Caro Del Castillo (“Employee”) and Affirm, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

WHEREAS, Employee is employed by the Company;
WHEREAS, the Company and Employee have entered into certain equity agreements, as more fully detailed on Exhibit A, including Stock Option Agreements granting Employee the options to purchase shares of the Company’s common stock (“Options”), and Restricted Stock Unit Agreements granting Employee the right to receive shares of Company common stock upon satisfying certain vesting requirements (“RSUs”, collectively with the Options, the “Equity Awards”), subject to the terms and conditions of the Company’s Amended and Restated 2012 Stock Plan (the “Plan”) and the Option and RSU award agreements (the Equity Award Agreements, and together with the Plan, the “Equity Award Documents”);

WHEREAS, Employee has tendered her resignation as Chief Legal Officer and Corporate Secretary of the Company, to be effective on June 30, 2021 (the “Separation Date”); and

WHEREAS, Company and Employee wish to set forth their agreement in connection with Employee’s separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

1.Resignation. Through the Separation Date, Employee’s employment with Company will continue, and Employee will continue to receive and be eligible for all salary, bonus, equity and benefits in effect as of the date of this Agreement, in accordance with the terms of the applicable plans and programs. Effective as of the close of business on the Separation Date, Employee resigns as Chief Legal Officer and Corporate Secretary of the Company, and her employment with the Company will end.

2.Consideration. In consideration for Employee timely signing and returning this Agreement, and thereafter timely signing and not revoking, in each case after the Separation Date, the release of claims (“Release”) attached hereto as Exhibit B, Company agrees that, effective on the Separation Date, Employee’s outstanding Equity Awards will become vested as to the portion of the Equity Awards that are otherwise scheduled to vest through, and including, December 1, 2021. Any portion of the Equity Awards that is not vested following application of this paragraph is terminated effective as of the Separation Date.

3.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

4.Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs. The Parties agree and acknowledge that the benefits provided under this Agreement are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q).

5.Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.  The Company and Employee will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A. In no event will the Company reimburse Employee for any taxes that may be imposed on Employee as a result of Section 409A.

6.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

7.Severability and Counterparts. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

8.Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

9.Entire Agreement. This Agreement, and the corresponding exhibits, represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company.

10.No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer

11.Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in San Francisco, California.

12.Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that: (a) Employee has read this Agreement; (b) Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel; (c) Employee understands the terms and consequences of this Agreement and of the releases it contains; (d) Employee is fully aware of the legal and binding effect of this Agreement; and (e) Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

SHARDA CARO DEL CASTILLO, an individual

Dated: May 10, 2021	/s/ Sharda Caro Del Castillo
Sharda Caro Del Castillo

AFFIRM, INC.

Dated: May 10, 2021	By: /s/ Max Levchin
Max Levchin
CEO

EXHIBIT A OF SEPARATION AGREEMENT

EQUITY AWARDS

Equity awards with vested amounts calculated as of the Separation Date (without vesting acceleration):

Option/ RSU Grant Number	Grant Date	Vesting Commence-ment Date	Strike Price	Granted Options & RSUs	Vested Options & RSUs	Unvested Options & RSUs	Exercised and vested Quantity	Post-Termination Exercise Period
ES-2091*	12/17/2019	11/19/2019	$8.80	800,000	316,666	483,334	60,333	7 years
ES-3764**	01/13/2021	01/01/2021	$49.00	289,286	0	289,286	0	7 years
ES-3291***	01/01/2021	01/01/2021	n/a	80,000	16,666	63,334	n/a	n/a
ES-3744****	01/13/2021	01/01/2021	n/a	73,470	0	73,470	n/a	n/a
Totals:				1,242,756	333,332	909,424	60,333

Equity awards with vested amounts calculated as of the Separation Date with vesting acceleration through and including December 1, 2021:

Option /RSU Grant Number	Grant Date	Vesting Commence-ment Date	Strike Price	Granted Options & RSUs	Vested Options & RSUs	Unvested Options & RSUs	Exercised and vested Quantity	Post-Termination Exercise Period
ES-2091*	12/17/2019	11/19/2019	$8.80	800,000	416,666	383,334	60,333	7 years
ES-3764**	01/13/2021	01/01/2021	$49.00	289,286	25,312	263,974	0	7 years
ES-3291***	01/01/2021	01/01/2021	n/a	80,000	36,666	43,334	n/a	n/a
ES-3744****	01/13/2021	01/01/2021	n/a	73,470	6,428	67,042	n/a	n/a
Totals:				1,242,756	485,072	757,684	60,333

Options & RSU Grants marked with:
* vest on a standard 48-month schedule, commencing on the applicable vesting commencement date, with a one-year cliff.
** vests on a 54-month schedule, commencing on the applicable vesting commencement date, with a 6-month cliff for 5% of the total grant. 15% of the total grant vests quarterly for a year, 20% of the total grant vests quarterly for a year, 30% of the total grant vests quarterly for a year, 30% of the total grant vests quarterly for year.
*** contain both time-based and performance-based vesting conditions. The time-based vesting condition is based a standard 24-month schedule, commencing on the applicable vesting commencement date. The performance-based vesting condition will be satisfied on the first to occur of a Change in Control (as defined in the applicable RSU agreement) or the Company’s Initial Public Offering (as defined in the applicable RSU agreement), in each case prior to the applicable expiration date for the RSU, as described in the applicable RSU award agreement.
**** contain both time-based and performance-based vesting conditions. The time-based vesting condition is based a standard 54-month schedule, commencing on the applicable vesting commencement date, with a 6-month cliff for 5% of the total grant. 15% of the total grant vests quarterly for a year, 20% of the total grant vests quarterly for a year, 30% of the total grant vests quarterly for a year, 30% of the total grant vests quarterly for year. The performance-based vesting condition will be satisfied on the first to occur of a Change in Control (as defined in the applicable RSU agreement) or the Company’s Initial Public Offering (as defined in the applicable RSU agreement), in each case prior to the applicable expiration date for the RSU, as described in the applicable RSU award agreement.
A-1

EXHIBIT B OF SEPARATION AGREEMENT

RELEASE

This Release is made by and between Sharda Caro Del Castillo (“Employee”) and Affirm, Inc. (the “Company”) (collectively, Employee and the Company referred to as the “Parties” or individually referred to as a “Party”). Terms not defined herein have the meaning ascribed to them in the Agreement.

WHEREAS, Employee signed an offer letter with the Company on November 8, 2019, as amended on March 10, 2020 and November 20, 2020, (the “Offer Letter”);

WHEREAS, Employee signed a Confidentiality and Inventions Assignment Agreement with the Company on November 16, 2019 (the “Confidentiality Agreement”);

WHEREAS, Employee signed an Arbitration Agreement with the Company on November 16, 2019 (the “Arbitration Agreement,” collectively with the Confidentiality Agreement, the “Employment Agreements”);

WHEREAS, the Parties signed a Separation Agreement as of May __, 2021 (the “Agreement”) and, in connection therewith, Employee agreed to timely execute this Release after her employment with the Company ended; and

WHEREAS, Employee’s employment with the Company ended on June 30, 2021 (the “Separation Date”).

NOW, THEREFORE, in consideration of the promises and benefits provided in the Agreement, Employee hereby enters into this Release and agree as follows:

1.General Release. Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations, and assigns (collectively, the “Releasees”) from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Release, including, without limitation:

a.any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b.any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied),

breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

d.any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the National Labor Relations Act, the California Family Rights Act, the California Labor Code, and the California Workers’ Compensation Act;

e.any and all claims for violation of the federal or any state constitution;

f.     any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.     any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h.     any and all claims for attorneys’ fees and costs.

2.Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Employee signs this Release. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Release; (b) Employee has twenty-one (21) days within which to consider this Release; (c) Employee has seven (7) days following Employee’s execution of this Release to revoke this Release; (d) this Release shall not be effective until after the revocation period has expired; and (e) nothing in this Release prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Release and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Release. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Release on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

3.Release Exclusions. This Release Agreement does not affect any claim which, by operation of law, may not be waived or which arises after the date on which this Release becomes effective. Nothing in this Release limits Employees rights to file a charge with or participate in an investigation conducted by a federal, state or local government or administrative agency, except that Employee acknowledges and agrees that she hereby waives to the fullest extent permitted by law her right to seek, accept or recover money damages or any other individual relief in connection with any such proceeding. In addition, and notwithstanding anything in this Release to the contrary, this Release does not affect, and the releases of claims provided for herein do not extend to, the  following: (a) any rights or claims for indemnification Employee may have pursuant to any written  indemnification agreement with the Company or its affiliates to which Employee is a party; (b) the charter, bylaws, operating agreements or similar organizing documents of the Company or its affiliates or any other policy,  practice or obligation of the Company with respect to the defense or indemnification of officers or employees or under applicable law; (c) any rights under any liability insurance policy (including  directors’ and officers’ liability) of the Company or any of its affiliates; (d) Employee’s rights to enforce or receive benefits under the Agreement; (e) Employee’s rights following the date hereof with respect to any vested equity interests Employee holds in the  Company or any of its affiliates; (f) Employee’s rights to any vested benefits to which Employee is entitled under the terms of any of the Company’s or its affiliates’ benefit plans, programs, or policies; or (g) any claim that arises after Employee signs the Release.

4.California Civil Code Section 1542. Employee acknowledges that Employee has been advised to consult with legal counsel and that Employee is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.

5.No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

6.Trade Secrets and Confidential Information/Company Property. Employee agrees that Employee will not disclose or use the Company’s trade secrets and confidential and proprietary information, and that Employee will continue to abide by the terms of the Employment Agreements.

7.No Cooperation. Subject to the Protected Activity provision, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.

8.Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) disclosing information pertaining to sexual harassment or any other unlawful or potentially unlawful conduct. Employee understands that in connection with such Protected Activity under prong (i) of this section, Employee is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the Government Agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Employment Agreements regarding Employee’s right to engage in Protected Activity that conflicts with, or is contrary to, this section is superseded by this Release. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

9. No Admission of Liability. Employee understands and acknowledges that with respect to all claims released herein, the Agreement and this Release constitute a compromise and settlement of any and all actual or potential disputed claims by Employee unless such claims were explicitly excluded or not released by this Release. No action taken by the Company hereto, either previously or in connection with the Agreement or this Release, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

10.ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EMPLOYEE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION

PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN SAN FRANCISCO COUNTY, CALIFORNIA BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, INCLUDING, BUT NOT LIMITED TO THE ARBITRATION AGREEMENT, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.
11.Severability and Counterparts. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Release shall continue in full force and effect without said provision or portion of provision. This Release may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  The counterparts of this Release may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.
12.Entire Agreement. This Release represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Release and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, including the Offer Letter, with the exception of the Employment Agreements and the Stock Agreements, except as otherwise modified or superseded herein.
13.No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

14.Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in San Francisco, California.
15.Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee within twenty-one (21) days (but must not be executed before the Separation Date). Employee has seven (7) days after that signing this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked before that date (the “Separation Agreement Effective Date”).

16.Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that: (a) Employee has read this Separation Agreement; (b) Employee has been represented in the preparation, negotiation, and execution of this Separation Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel; (c) Employee understands the terms and consequences of this Separation Agreement and of the releases it contains; (d) Employee is fully aware of the legal and binding effect of this Separation Agreement; and (e) Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Separation Agreement.
IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

SHARDA CARO DEL CASTILLO, an individual

Dated:
Sharda Caro Del Castillo

AFFIRM, INC.

Dated:
Max Levchin
CEO